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                                                                   EXHIBIT 10.15

                     HYDROCODONE API SUPPLY OPTION AGREEMENT

                  HYDROCODONE API SUPPLY OPTION AGREEMENT (this "Agreement") dated as of February 6, 2004 between HALSEY DRUG CO, INC., a New York corporation ("HDC"), HOUBA, INC., an Indiana corporation ("Houba" and together with HDC, collectively, "Halsey") and WATSON PHARMACEUTICALS INC., a Nevada corporation ("Watson", and together with Halsey, the "Parties").

                              PRELIMINARY STATEMENT

                  Halsey desires to provide Watson with an exclusive option to enter into a supply agreement with Halsey for hydrocodone bitartrate active pharmaceutical ingredient on the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1.       DEFINED TERMS; RULES OF CONSTRUCTION; CALCULATIONS.

                  1.1 Rules of Construction. This Agreement shall be subject to the Rules of Construction set forth herein.

                  1.2 Definitions. As used in this Agreement, capitalized terms defined in the preamble and other Sections of this Agreement shall have the meanings set forth therein, and terms defined in Exhibit A shall have the meanings set forth therein and capitalized terms used herein but not otherwise defined herein shall have the meanings set forth as follows:

                  "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

                  "Business Day" means any day other than a Saturday, Sunday or day which banks are generally closed in the State of California.

                  "Encumbrance" means any security interest, pledge, hypothecation, mortgage, lien (including environmental and tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

                  "Environmental Laws" means all Laws, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety, natural resources or Hazardous Materials, including CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.; the Hazardous Materials

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         Transportation Act, 49 U.S.C. Sections 6901 et seq.; the Clean Water
         Act, 33 U.S.C. Sections 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq.; the Clean Air Act, 42 U.S.C. Sections 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Sections 300f et seq.; the Atomic Energy Act, 42 U.S.C. Sections 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq.; and the Federal Food, Drug and Cosmetic Act, 21 U.S.C. Sections 301 et seq.

                  "Governmental Authority" means any federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

                  "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  "Halsey Indemnified Party" has the meaning given such term in
         Section 7(b).

                  "Indemnified Party" means a Watson Indemnified Party or a Halsey Indemnified Party, as the case may be.

                  "Indemnifying Party" means Halsey pursuant to Section 7(a) and Watson pursuant to Section 7(b), as the case may be.

                  "Law" means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

                  "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

                  "Option Exercise Date" means the date that the Option Exercise Notice shall have been given to Halsey, as provided in Section 3(a) of the Agreement.

                  "Option Period" means the period commencing on the date of this Agreement and expiring on the 180th day following the date of this Agreement.

                  "Third Party Claim" has the meaning given such term in Section 7(d)(ii).

                  "Watson Indemnified Party" has the meaning given such term in
         Section 7(a).

                  2. GRANT OF OPTION. Subject to the conditions set forth herein, Halsey hereby grants to Watson or its designee a non-assignable exclusive option (the "Option") to enter into a supply agreement with Halsey (the "Supply Agreement") pursuant to which Halsey will

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supply, and Watson will purchase, on a non-exclusive, preferential basis, hydrocodone bitartrate active pharmaceutical ingredient ("Hydrocodone API") manufactured using Halsey's proprietary hydrocodone bitartrate API process (the "Hydrocodone Process") which Option is exercisable at any time during the Option Period by delivery of an Election Notice in accordance with Section 3.

                  3.       EXERCISE OF OPTION.

                  (a) Exercise Notice. Watson may only exercise the Option by giving a written notice (the "Election Notice") with respect to such exercise during the Option Period. Such notice shall be given in accordance with Section 6 to Halsey on a Business Day.

                  (b) Option Exercise Conditions. Watson may exercise the Option if the following conditions shall have been satisfied or waived by Halsey in its sole discretion:

                  (i) the Option Exercise Date occurs during the Option Period;

                  (ii) the Election Notice contains a commitment by Watson to fund (A) fifty percent (50%), up to an aggregate maximum of $3,500,000, of the Development and Scale-Up Expenses (as defined in Exhibit A) to develop the Hydrocodone Process through commercial scale-up and final regulatory approvals for commercial distribution in the United States. Such funding by Watson shall be paid on a monthly basis within thirty (30) days after the end of each month in which Halsey actually incurs such Development and Scale-Up Expenses;

                  (iii) Watson commits to negotiate in good faith with Halsey the terms of the Supply Agreement for a period of 75 days following Halsey's receipt of the Election Notice, which shall include, without limitation, the terms specified in Exhibit A hereto.

                  (c) Promptly following Halsey's receipt of the Election Notice, (i) Halsey shall use commercially reasonable efforts to obtain financing dedicated to its portion of the Development and Scale-Up Expenses, and (ii) the Parties shall negotiate in good faith the terms of the Supply Agreement and shall use reasonable best efforts to execute the Supply Agreement within sixty
(60) days following Halsey's receipt of the Election Notice; provided, however, that if during the sixty (60) day period following Halsey's receipt of the Election Notice Halsey is unable, despite using commercially reasonable efforts, to obtain financing dedicated to the cost of its portion of the Development and Scale-Up Expenses, the Parties shall discuss and negotiate in good faith alternatives relating to Halsey's development and scale-up of the Hydrocodone Process.

                  4. EXPENSES. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

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                  5.       REPRESENTATIONS AND WARRANTIES. (a) Halsey hereby
represents and warrants as follows:

                  (i) Halsey is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority to enter into this Agreement and the related documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Halsey is duly licensed or qualified to do business and is in good standing in each jurisdiction which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except where the failure to be so qualified will not have a material adverse effect on its operations or financial condition. The execution and delivery of this Agreement and the related documents (upon execution and delivery) by Halsey, the performance by Halsey of its obligations hereunder and thereunder and the consummation by Halsey of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Halsey and its stockholders. This Agreement and the related documents, upon their execution shall have been duly executed and delivered by Halsey, and (assuming due authorization, execution and delivery by the other Parties thereto) this Agreement and the related documents to which it is a party, upon their execution, shall constitute, legal, valid and binding obligations of Halsey, enforceable against Halsey in accordance with their respective terms, subject, as to enforceability, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

                  (ii) The execution, delivery and performance of this Agreement and the related documents (upon execution and delivery) to which it is a party do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of Halsey, (b) conflict with or violate any Law or Governmental Order applicable to Halsey, or any of its assets, properties or businesses, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Halsey is a party or by which the Hydrocodone Process, as the case may be, is bound or affected.

                  (iii) There are no pending or threatened actions, suits or proceedings against or affecting Halsey or any of its properties by or before any court or administrative agency in respect of this Agreement, the Hydrocodone Process, as the case may be, which are reasonably likely to materially adversely affect the ability of Halsey to perform its obligations hereunder or call into question the validity of this Agreement and the related documents (upon execution and delivery) or the enforceability thereof in accordance with the respective terms thereof.

                  (iv) Neither the execution and delivery by Halsey of this Agreement and the related documents (upon execution and delivery) to which it is a party nor the

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         consummation by Halsey of any of the transactions contemplated hereby or thereby nor the performance by Halsey of any of its obligations requires the consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of any Governmental Authority.

                  (v) Halsey has not taken any action nor have any other steps been taken or legal proceedings commenced or threatened against Halsey for its dissolution, winding-up, bankruptcy, examination, administration, court protection, reorganization or appointment of a receiver, examiner, trustee or similar official with respect to Halsey or any of its assets or property or for the granting of suspension of payments to Halsey.

                  (vi) There are no contracts or agreements to which Halsey is a party providing for any lease, sale, disposition of title or beneficial ownership of Halsey's rights in or to the Hydrocodone Process.

                  (b)      Watson hereby represents and warrants as follows:

                  (i) The execution and delivery of this Agreement by Watson, the performance by Watson of its obligations hereunder and the consummation by Watson of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Watson. This Agreement constitutes the legal, valid and binding obligation of Watson and is enforceable against Watson in accordance with its terms, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

                  (ii) The execution, delivery and performance by Watson of this Agreement does not contravene its constituent documents or any Law or material contractual restriction binding on or affecting it.

                  6. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7):

                           If to Halsey, at:

                           Halsey Drug Co., Inc.
                           695 No. Perryville Road
                           Rockford, Illinois 61107
                           Attention: Chief Executive Officer
                           Fax: (815) 399-9710

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                           If to Watson, at:

                           Watson Pharmaceuticals, Inc.,
                           311 Bonnie Circle
                           Corona, California 92880
                           Attention: Chief Financial Officer
                           Fax: (909) 279-8094
                           cc: General Counsel

                  7. INDEMNIFICATION. (a) Indemnification by Halsey. Watson and its Affiliates, officers, directors, employees, agents, successors and assigns (each a "Watson Indemnified Party") shall be indemnified and held harmless by Halsey for and against any and all Liabilities, losses, diminution in value, damages, claims, costs and expenses, interest, awards, judgments and penalties (including attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including any Action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from the breach of any representation, warranty or covenant made by Halsey contained in this Agreement.

To the extent that Halsey's undertakings set forth in this Section 7(a) may be unenforceable, Halsey shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by Halsey Indemnified Parties.

                  (b) Indemnification by Watson. Halsey and its Affiliates, officers, directors, employees, agents, successors and assigns (each a "Halsey Indemnified Party") shall be indemnified and held harmless by Watson for and against any and all Losses, arising out of or resulting from the breach of any representation or warranty made by the Watson contained in this Agreement. To the extent that Watson's undertakings set forth in this Section 7(b) may be unenforceable, Watson shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Halsey Indemnified Parties.

                  (c) Notice of Loss; Third Party Claims. (i) An Indemnified Party shall give the Indemnifying Party notice of any matter which a Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.

                  (ii) If an Indemnified Party shall receive notice of any Action, audit, demand or assessment (each, a "Third Party Claim") against it or which may give rise to a claim for the Loss under this Section 7, within 30 days of the receipt of such notice, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Section 7 except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability

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that it may have to any Indemnified Party otherwise than under this Section 7.
If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within ten days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party in its sole and absolute discretion for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.

                  8. AMENDMENTS. No change or modification of this Agreement shall be valid unless the same shall be in writing and signed by the Parties.

                  9. ASSIGNMENTS. This Agreement shall not be assignable by any of the Parties hereto.

                  10. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York, provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York. Consistent with the preceding sentence, the Parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

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                  11.      BENEFIT AND BINDING EFFECT. This Agreement shall be
binding upon and shall inure to the benefit of the Parties and their respective successors, heirs and assigns; provided that the Parties hereby consent to the appointment by Watson of any of its affiliate as its designee for purposes of exercising the Option.

                  12. SEVERABILITY OF PROVISIONS. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Party to lose the benefit of its economic bargain.

                  13. HEADINGS. Section headings in this Agreement are included herein for the convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  14. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  15. WAIVER OF JURY TRIAL. Each of the Parties hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each of the Parties hereby (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 15.

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                  IN WITNESS WHEREOF, the Parties hereto have signed this
Agreement as of the day and year first above written.

                                    HALSEY DRUG CO., INC.

                                    By: _______________________________
                                        Name: Andrew D. Reddick
                                        Title: President and Chief Executive
                                               Officer

                                    HOUBA, INC.

                                    By: _______________________________
                                        Name: Peter A. Clemens
                                        Title: Vice President

                                    WATSON PHARMACEUTICALS INC.

                                    By: _______________________________
                                        Name:
                                        Title:

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                                    EXHIBIT A

            TERMS TO BE INCLUDED IN HYDROCODONE API SUPPLY AGREEMENT

A. Watson will fund fifty percent (50%), subject to an aggregate maximum of $3,500,000, of the cost to develop and commercialize the Hydrocodone Process, including, without limitation, the capital improvements required at Halsey's Culver, Indiana facility, the purchase, installation and validation of associated manufacturing equipment, the preparation and filing of the Drug Master File for the Hydrocodone API and the related direct labor expenses (the "Development and Scale Up Expenses"). Such funding by Watson shall be paid on a monthly basis within thirty (30) days after the end of each month in which Halsey actually incurs such Development and Scale-Up Expenses;

B. Halsey will supply to Watson and Watson shall purchase on a preferential basis up to a maximum annual quantity of 4,600 kg of Hydrocodone API;

C. The transfer price to Watson for the Hydrocodone API shall be Halsey's fully absorbed manufacturing cost as determined based on US GAAP plus 50% of the difference between such manufacturing cost and the lowest price available to Watson from an alternative supplier for comparable quantities of Hydrocodone API; provided, however, that the transfer price shall not be less than Halsey's fully absorbed manufacturing costs plus 35%.

D.       The Supply Agreement shall have a term of five (5) years.